Exhibit 10.5

PROTEIN DESIGN LABS, INC.

STOCK OPTION AGREEMENT (NONSTATUTORY)

Protein Design Labs, Inc. has granted to the individual (the "Optionee") named in the Notice of Grant of Stock Option (the "Notice") to which this Stock Option Agreement (Nonstatutory) is attached an option (the "Option") to purchase certain shares of Stock upon the terms and conditions set forth in this Option Agreement (the "Option Agreement") and the Notice. The Option has been granted pursuant to the Protein Design Labs, Inc. 1999 Stock Option Plan (the "Plan"). By signing the Notice, the Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and accepts the Option subject to all of the terms and provisions hereof. The Optionee agrees to accept as final and binding all decisions or interpretations of the Board upon any questions arising under this Option Agreement or the Plan.

    Definitions and Construction.
      Definitions. Whenever used herein, capitalized terms shall have the meanings assigned in the Notice or as set forth below:
        "Board" means the Board of Directors of the Company.
        "Cause" shall have the meaning assigned by the ERSP.
        "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
        "Company" means Protein Design Labs, Inc., a Delaware corporation, or any successor corporation thereto.
        "Consultant" means any Person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.
        "Director" means a member of the Board.
        "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.
        "Employee" means any Person treated as an employee in the records of a Participating Company.
        "ERSP" means that certain Executive Retention and Severance Plan, adopted by the Board on October 10, 2001.
        "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, subject to the following:
          If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
          If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.
        "Good Reason" shall mean any one or more of the following conditions, without the Optionee's informed, written consent, which condition(s) remain(s) in effect ten (10) days after written notice to the Company from the Optionee of such condition(s):

        (i) except for his position, duties, responsibilities and status as Chief Executive Officer, the assignment to the Optionee of any duties, or any limitation of the Optionee's responsibilities, inconsistent with the Optionee's positions, duties, responsibilities and status with a Participating Company immediately prior to April 25, 2002 (the "CEO Election Date").

        (ii) a decrease in the Optionee's annual base salary below $370,000 or target bonus amount prior to the CEO Election Date (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee);

        (iii) any failure by the Company to pay to Optionee any material portion of Optionee's compensation within seven (7) days of the date on which such compensation is due to be paid;

        (iv) any failure by the Company to (i) continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Participating Company Group then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the CEO Election Date , or their equivalent, or (ii) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Participating Company Group held by the Optionee prior to the CEO Election Date;

        (v) the relocation of the Optionee's work place for the Participating Company Group to a location that increases the regular commute distance between the Optionee's residence and work place by more than fifteen (15) miles (one-way), or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the CEO Election Date ; or

        (vi) any material breach of this Agreement by the Company with respect to Optionee.

        The existence of Good Reason shall not be affected by the Optionee's temporary incapacity due to physical or mental illness not constituting a Disability. The Optionee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any condition constituting Good Reason hereunder. For the purposes of any determination regarding the existence of Good Reason hereunder, any claim by the Optionee that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board that Good Reason does not exist, and the Board, acting in good faith, affirms such determination by a vote of not less than two-thirds of its entire membership.

        "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.
        "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.
        "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.
        "Person" means a natural person.
        "Securities Act" means the Securities Act of 1933, as amended.
        "Service" means the Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, the Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Notwithstanding the foregoing, unless otherwise required by law, the Company may provide that an approved leave of absence shall not be treated as Service for purposes of determining the Vested Shares under the Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.
        "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 9.
        "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.
      Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
    Tax Status of Option.

    This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an "incentive stock option" within the meaning of Section 422(b) of the Code.

    Administration.

    All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all Persons having an interest in the Option. The General Counsel or Chief Executive Officer, other than the Optionee, shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

    Exercise of the Option.
      Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable prior to the termination of the Option (as provided in Section 6) in an amount not to exceed that portion of the Number of Option Shares which have become Vested Shares less the number of shares previously acquired upon exercise of the Option.
      Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered to the Chief Financial Officer, Controller or Stock Administrator of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and the tax withholding obligations, if any, as provided in Section 4.4. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and tax withholding obligations, if any.
      Payment of Exercise Price.
        Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Board without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b)(ii), or (iv) by any combination of the foregoing.
        Limitations on Forms of Consideration.
          Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the shares of Stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.
          Cashless Exercise. A "Cashless Exercise" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.
      Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares of Stock acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares of Stock acquired upon exercise of the Option. THE OPTIONEE IS CAUTIONED THAT THE OPTION IS NOT EXERCISABLE UNLESS THE TAX WITHHOLDING OBLIGATIONS OF THE PARTICIPATING COMPANY GROUP ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED, AND THE COMPANY SHALL HAVE NO OBLIGATION TO ISSUE A CERTIFICATE FOR SUCH SHARES OF STOCK.
      Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares of Stock as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.
      Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Legal Department of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
      Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the exercise of the Option.
    Nontransferability of the Option.

    The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any Person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

    Termination of the Option.

    The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

    Effect of Termination of Service.
      Option Exercisability.
        Disability. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.
        Death. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other Person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

      (c) Termination Without Cause or Resignation for Good Reason. If, within six (6) months of a new Chief Executive Officer commencing employment with the Company (the "New CEO Start Date"), the Optionee's Service is terminated by the Participating Company Group other than for Cause, or the Optionee resigns for Good Reason then (i) the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (ii) the number of Vested Shares shall be increased such that 100% of the Option Shares are fully vested and exercisable effective as of the date on which the Optionee's Service terminated.

      (d) Termination for Cause. If the Optionee's Service is terminated by the Participating Company Group for Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service was terminated, may be exercised by the Optionee within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

      (e) Other Termination of Service. If the Optionee's Service with the Participating Company Group terminates for any reason, other than pursuant to Section 7.1(a), (b), (c) or (d), the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

      Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until ninety (90) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
      Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the thirtieth (30th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the two hundred tenth (210th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.
    Change in Control.

    8.1 A "Change in Control" shall have the meaning set forth in the ERSP.

    8.2 Effect of Change in Control on Option. In the event of a Change in Control while Optionee is Chief Executive Officer, the vesting and exercisability of the Option shall be determined in accordance with the ERSP. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to a Change in Control is the surviving or continuing corporation and immediately after such Change in Control less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

    Adjustments for Changes in Capital Structure.

    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final and binding.

    Rights as a Stockholder, Employee or Consultant.

    The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by the Option until the date of the issuance of a certificate for the shares of Stock for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee, whether an Employee, Director or Consultant, any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee, Director or Consultant, as the case may be, at any time.

    Legends.

    The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section 11.

    Arbitration.

    In the event a dispute between the parties to this Option Agreement arises out of, in connection with, or with respect to this Option Agreement, or any breach of this Option Agreement, such dispute will, on the written request of one (1) party delivered to the other party, be submitted and settled by arbitration in Fremont, California in accordance with the rules of the American Arbitration Association then in effect and will comply with the California Arbitration Act, except as otherwise specifically stated in this Section 12. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties submit to the in personam jurisdiction of the Supreme Court of the State of California for the purpose of confirming any such award and entering judgment upon the award. Notwithstanding anything to the contrary that may now or in the future be contained in the rules of the American Arbitration Association, the parties agree as follows:

      Each party will appoint one individual approved by the American Arbitration Association to hear and determine the dispute within twenty (20) days after receipt of notice of arbitration from the noticing party. The two (2) individuals so chosen will select a third impartial arbitrator. The majority decision of the arbitrators will be final and binding upon the parties to the arbitration. If either party fails to designate its arbitrator within twenty (20) days after delivery of the notice provided for in this Section 12.1, then the arbitrator designated by the one (1) party will act as the sole arbitrator and will be considered the single, mutually approved arbitrator to resolve the controversy. In the event the parties are unable to agree upon a rate of compensation for the arbitrators, they will be compensated for their services at a rate to be determined by the American Arbitration Association.

      The parties will enjoy, but are not limited to, the same rights to discovery as they would have in the United States District Court for the Northern District of California.

      The arbitrators will, upon the request of either party, issue a written opinion of their findings of fact and conclusions of law.

      Upon receipt by the requesting party of said written opinion, said party will have the right within ten (10) days to file with the arbitrators a motion to reconsider, and upon receipt of a timely request the arbitrators will reconsider the issues raised by said motion and either confirm or change their majority decision which will then be final and binding upon the parties to the arbitration.

      The arbitrators will award to the prevailing party in any such arbitration reasonable expenses, including attorneys' fees and costs, incurred in connection with the dispute.

    Miscellaneous Provisions.
      Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
      Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.
      Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address of such party as set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.
      Integrated Agreement. This Option Agreement and the Notice constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein, except for the ERSP which shall continue to apply to Optionee by its terms. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.
      Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

Optionee: ___________________________

Date: ___________________________

PROTEIN DESIGN LABS, INC.

STOCK OPTION (NONSTATUTORY)

EXERCISE NOTICE

Protein Design Labs, Inc.
Attention: Stock Administrator
34801 Campus Drive
Fremont, CA 94555

Ladies and Gentlemen:

1. Option. I was granted a nonstatutory stock option ("Option") to purchase shares of the common stock ("Shares")of Protein Design Labs, Inc. ("Company") pursuant to the Company's 1999 Stock Option Plan (the "Plan") as follows:

Grant Number:	________________________
Date of Option Grant:	________________________
Number of Option Shares:	________________________
Exercise Price per Share:	$ _______________________

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of shares, all of which have vested in accordance with my Option Agreement:

No. of Shares Purchased:	________________________
Total Exercise Price:	$ _______________________

3. Payment. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$ ______________________
Check:	$ ______________________
Tender of Company Stock:	Contact Stock Administrator for additional forms
Cashless exercise (same-day sale):	Contact Stock Administrator for additional forms

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with my exercise of the Option and my subsequent disposition of the Shares.

5. Optionee Information.

My address is:
__________________________________________________________________
__________________________________________________________________
My Social Security Number is: ________________________________________

I understand that I am purchasing the Shares pursuant to the terms of the Plan and my Option Agreement, a copy of which I have received and have carefully read and understand.

Very truly yours,

____________________________________

(Signature)

____________________________________

(Optionee's Name Printed)

Receipt of the above is hereby acknowledged:

PROTEIN DESIGN LABS, INC.

By: _________________________

Title: _______________________

Dated: ____________________